AMENDMENT NO. 1 TO

SECURITIES PURCHASE AGREEMENT

This Amendment No. 1 (this "**Amendment**") dated as of Oct 8 20 (the "**Amendment Effective Date**") shall amend and be incorporated into the Securities Purchase Agreement (the "**Agreement**") dated on Feb 19, 2010 between Nsure Inc., a Delaware corporation ("Company") and Reliance Global Group Inc. ("Purchaser").

The terms and conditions of the Agreement are incorporated herein by reference. Capitalized terms not defined in this Amendment will have the same meaning given to them in the Agreement. In the event of a conflict between the terms of the Agreement and this Amendment, the terms of this Amendment will govern.

RECITALS

WHEREAS, Company and Purchaser wish to amend the Agreement in accordance with the terms of this Amendment;

NOW THEREFORE, in recognition of the mutual consideration hereunder, the parties agree as follows:

1. Amendments to Agreement.

(a) The Agreement's Recitals are hereby amended by replacing it in the entirety with the following:

"

WHEREAS, the Purchaser desires to invest an aggregate of Five Million Seven Hundred Thousand Dollars ($5,700,000.00) (the "**Maximum Funding Amount**" or "**Offering**") in the Company to be funded in an initial tranche of One Million Three Hundred Fifty Thousand Dollars ($1,350,000.00) ("**Initial Tranche Funding Amount**") which has been funded (the "**Initial Tranche**"); a second tranche (the "**Second Tranche**") in the amount of One Million Three Hundred Fifty Thousand Dollars ($1,350,000.00) (the "**Second Tranche Funding Amount**") to be funded not later than December 20, 2020 and a third tranche (the "**Third Tranche**") of Three Million Dollars ($3,000,000.00) (the "**Third Tranche Funding Amount**") to be funded at higher Company's valuation no later than March 31, 2021; (the Initial Tranche, the Second Tranche and the Third Tranche shall be referred to collectively as the "**Investment**");

WHEREAS, as consideration for the Investment, the Company wishes to sell to the Purchaser an aggregate of up to Nine Hundred Twenty Eight Thousand Three Hundred Forty Three (928,343) (the "**Maximum Amount**") Class A shares of the Company's common stock (the "**Common Stock**"), par value $.001 per share (the "**Investment Shares**");

WHEREAS, with the funding of the Initial Tranche, the Purchaser purchased and the Company sold Three Hundred Ninety Four Thousand Twenty Nine (394,029) Investment Shares (the "**Initial Tranche Share Amount**");

WHEREAS, as consideration for:

(i) the full Second Tranche Funding Amount to be funded not later than December 20, 2020, the Company wishes to sell to the Purchaser Two Hundred Nine Thousand Seventy Five (209,075) of Investment Shares, at a purchase price of **$6.457 per share** (the "**Second Tranche Share Amount**")

(ii) the full Third Tranche Funding Amount to be funded **after December 20, 2020 and no later than March 31, 2021**, the Company wishes to sell to the Purchaser Three Hundred Twenty Five Thousand Two Hundred Thirty Nine (325,239) of Investment Shares, at a purchase price of **$9.224 per share** (the "**Third Tranche Share Amount**").

WHEREAS, the Company and the Purchaser are executing and delivering this Agreement in reliance exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the "**1933 Act**"), and Rule 506 of Regulation D ("**Regulation D**"), as promulgated by the United States Securities and Exchange Commission (the "**SEC**", or the "**Commission**") under the 1933 Act.

NOW, THEREFORE, in consideration of the mutual benefits to be derived hereby, the representations, warranties, covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

"

(b) In Article I Definitions:

a. The definition of "**Second Closing**" set forth in Section 1.1 of the Purchase Agreement is amended and restated in its entirety to read as follows:

"**Second Closing**" means the date of funding the Second Tranche, which is no later than December 20, 2020."

b. The Definition of "**Third Closing**" set forth in Section 1.1 of the Purchase Agreement is amended and restated in its entirety to read as follows:

"**Third Closing**" means the date of funding the Third Tranche."

c. The Definition of "**Third Closing Date**" set forth in Section 1.1 of the Purchase Agreement is amended and restated in its entirety to read as follows:

"**Third Closing Date**" means the date of funding the Third Tranche, which is no later than March 30, 2021."

(c) In Article II Purchase and Sale, Section 2.1 Purchase, Subsection (b) Second Closing and (c) Third Closing of the Agreement are hereby amended by replacing it with the following:

"

(b) Second Closing

i. . On the Second Closing Date, the Purchaser shall, upon successful closing of its PIPE or public financing, purchase from the Company, and the Company shall issue and sell to the Purchaser, up to the Second Tranche Share Amount, free and clear of all liens, pledges, claims, and encumbrances of every kind, nature, and description at the aggregate purchase price of One Million Three Hundred Fifty Thousand Dollars ($1,350,000.00) (the "**Second Tranche Funding Amount**"). The Subsequent Closing shall occur electronically or at the Company offices 6501 Congress Ave #300 Boca Raton FL 33487, or such other location as the parties shall mutually agree. "**Second Closing Date**" means the day which is no later than December 20, 2020. If the Second Closing Purchase Price is not tendered by the Second Closing Date, then the Company shall not be required to issue the Second Tranche Shares or close on the sale of the Second Tranche Shares.

(c) Third Closing

ii. . On the Third Closing Date, the Purchaser shall have the option, but not the obligation, to, purchase from the Company, and the Company shall have the option to issue and sell to the Purchaser, up to **Third Tranche Share Amount**, free and clear of all liens, pledges, claims, and encumbrances of every kind, nature, and description at the aggregate purchase price of Three Million Dollars ($3,000,000.00) (the "**Third Tranche Funding Amount**"). The Subsequent Closing shall occur electronically or at the Company offices 6501 Congress Ave #300 Boca Raton FL 33487, or such other location as the parties shall mutually agree. "**Third Closing Date**" means the day which is **after December 20, 2020 and no later than March 31, 2021.** If the Third Closing Purchase Price is not tendered by the Third Closing Date, then the Company shall not be required to issue the Third Tranche Shares or close on the sale of the Third Tranche Shares.

"

(d) In Article II Purchase and Sale, Section 2.2 Deliveries by the Company and the Purchaser, Subsection (a) and (b) of the Agreement are hereby amended by replacing it with the following:

"

(a) On each applicable Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) On Initial Closing Date - this Agreement duly executed by the Company;

(ii) the Initial Tranche Shares (on the Initial Closing Date), the Second Tranche Shares (no later than on the Second Closing Date), and the Third Tranche Shares (no later than on the Third Closing Date) in certificate form and registered in the name of the Purchaser, as specified on the signature pages hereto;

(iii) on Initial Closing Date - resolutions of the board of directors of the Company

approving the issuance of the Investment Shares and all transactions and agreements related to the transaction;

(iv) on Initial Closing Date - a good standing certificate issued by the Secretary of State of the State of Delaware.

(b) On each respective Closing Date, the Purchaser shall deliver or cause to be delivered to the Company an amount equal to the Initial Tranche Funding Amount, the Second Tranche Funding Amount, and the Third Tranche Funding Amount, in each case by wire transfer of immediately available funds to the following Company account:

Bank of America, Checking Account number: **898106046222,** Routing number (wires): **026009593.**

"

(e) In Article III Representations and Warranties, Section 3.1 Representations and Warranties of the Company, Subsection (g) Capitalization of the Agreement are hereby amended by replacing it with the following:

"

(g) Capitalization

. There are 10,394,029 shares of common stock of the Company currently issued and outstanding, and 840,000 common shares issuable upon conversion of the Series A-2 Preferred Shares. The full capitalization of the Company is as set forth on Schedule 3.1(g). Except as set forth on Schedule 3.1(g), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth on Schedule 3.1(g) and except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or the Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. Except as set forth on Schedule 3.1(g), the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.

"

(f) In Article III Representations and Warranties, Sections: 3.1 Representations and Warranties of the Company, Subsection, (cc) Series A-1 Preferred Stock of the Agreement is hereby deleted in its entirety.

(g) In Article V Post Closing Covenants of the Parties, all the following Sections: 5.1 Right of First Offer, 5.2 IPO Participation Right Subsection, 5.3 Exclusivity, 5.4 Anti-Dilution and 5.5 of the Agreement are hereby deleted in its entirety.

(h) In Article V Post Closing Covenants of the Parties, Section 5.7 Other Agreements, is hereby amended by replacing it with the following:

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(a) Purchaser covenants that the Company is willing to enter in a separate agreement with the Purchaser upon which it will service all P&C and Life Insurance Policies that the Purchaser and its Affiliates have as of the date hereof, and will have, but not if it will result in a breach of any term or provision of, or constitute a default under, or conflict with, any existing agreement.

(i) This Agreement shall be immediately terminable by the Company at any time, especially if Purchaser fails to fully fund any of the Tranches within the time frames as set forth in this Agreement, and at any other date regardless of the Purchaser funding to that date;

(ii) Purchaser fails to utilize at least 75 percent of the proceeds of its Underwritten Equity Financing or any other Equity Financing to fund the purchase of the Investment Shares hereunder;

"

(i) The Schedule 3.1(g), is hereby amended by replacing it in the entirety with the following:

Cap table Sep 2020 Nsure Inc.	Class A Common	Class B Common	A1 Preferred	A2 Preferred*	other series Preferred	
Founders	10,000,000		1,000			
Investors (A2 Preferred)				1,972		$1.95M investment
						$1.35M investment 0/537M pre-money valuation ($3.4261 per share)
HEU	394,029					
issued	10,394,029	0	1,000	1,972	0	
authorized	90,000,000	10,000,000	1,000	5,000	48,995,000	
A2 Preferred*	12% coupon p.a., conversion at the price of the next round of financing with 20% discount, cap at $25M pre money					
	We estimate that 1972 shares of A2 Preferred will convert into 840,000 shares of Class A Common					
	Max number of common if all 5 year warrants from A2 Preferred executed: 497,250					

Estimated cap table (after full A2 Preffered conversion) Nsure Inc.	Class A Common	Class B Common	A1 Preferred	A2 Preferred*	other series Preferred
Founders	10,000,000		1,000		
Investors (A2 Preferred)	840,000				
HEU	394,029				
issued	11,234,029	0	1,000	0	0
authorized	90,000,000	10,000,000	1,000	5,000	48,995,000

Estimated cap table (after full A2 Preffered conversion) (diluted + after warrants execution) Nsure Inc.	Class A Common	Class B Common	A1 Preferred	A2 Preferred*	other series Preferred
Founders	10,000,000		1,000		
Investors (A2 Preferred)	840,000				
HEU	394,029				
warrants execution	497,250				
issued	11,731,279	0	1,000	0	0
authorized	90,000,000	10,000,000	1,000	5,000	48,995,000

2. General Provisions.

a. As of and after the date hereof, each reference in the Purchase Agreement to "this Agreement", "hereunder", "hereof", "herein", "hereby" or words of like import referring to the Purchase Agreement shall mean and be a reference to the Purchase Agreement as amended by this Amendment. Except as specifically amended by this Amendment, each term, provision and condition of the Purchase Agreement survives, remains and shall continue in full force and effect.

b. This Amendment shall be construed in accordance with the laws of the State of Delaware, excluding conflicts of laws principles.

c. This Amendment and the Agreement and all exhibits hereto or thereto are intended to be the sole agreement of the parties as they relate to the subject matter hereof and thereof and do hereby supersede all other agreements of the parties relating to the subject matter hereof or thereof.

d. This Amendment may be executed in two or more counterparts by manual or electronic signature, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered

to the other parties.

(Signature Pages Follow)

14

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Purchaser:

RELIANCE GLOBAL GROUP, INC.
Full Legal Name of Purchaser (Please print)

Signature of (or on behalf of) Purchaser

Name: EZRA BEYMAN
Title: CEO CHAIRMAN

Address of Purchaser 300 BOULEVARD of the AMERICAS LAKEWOOD N.J. 08701

Telephone No. of Purchaser

732- 380- 4600

Social Security or Taxpayer Identification Number of Purchaser

Accepted by the Company:

NSURE, INC.

By:
Name: Adrian Dzielnicki
Title: CEO